UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York		14604
(Address of principal executive offices)		(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02	Unregistered Sales of Equity Securities

On June 30, 2017, Broadstone Net Lease, Inc. (the “Company”) completed the most recent monthly closing of its ongoing private offering of shares of its common stock, par value of $0.001 per share. Currently, the Company closes sales of additional shares of its common stock monthly. At the closing on June 30, 2017, the Company sold 350,802.5 shares of its common stock at a purchase price of $80.00 per share for aggregate sale proceeds of $28,064,200. The Company intends to use substantially all of the net proceeds from this closing and each additional closing in its private offering, supplemented with additional borrowings, to continue to invest in additional net leased properties and for general corporate purposes.

The offer and sale of the shares of the Company’s common stock that were issued at the June 30, 2017, closing was conducted in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506(c) under Regulation D promulgated under the Securities Act.

As of June 30, 2017, there were 17,289,564.554 shares of the Company’s common stock issued and outstanding, and 1,530,049.276 units of membership interest in Broadstone Net Lease, LLC, the Company’s subsidiary operating company (the “Operating Company”), issued and outstanding. Each outstanding membership unit in the Operating Company is convertible on a one-for-one basis into shares of the Company’s common stock, subject to certain limitations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name:	John D. Moragne
Title:	Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary

Date: July 7, 2017